Exhibit 99.1

Aprea Therapeutics Reports Third Quarter 2019 Financial Results

BOSTON, MA., Nov. 14, 2019 (GLOBE NEWSWIRE) — Aprea Therapeutics, Inc. (Nasdaq: APRE), a biopharmaceutical company focused on developing and commercializing novel cancer therapeutics that reactivate mutant tumor suppressor protein, p53, today reported financial results for the three and nine months ended September 30, 2019 and provided a corporate update.

Third quarter 2019 Corporate Update:

APR-246 Update

Earlier this month, the Company announced that it will present updated data from two Phase 1b/2 clinical studies at the 61st American Society of Hematology Annual Meeting (ASH) on December 9, 2019.  Data from the U.S. Phase 1b/2 trial and interim results from the French Phase 1b/2 trial of the Company’s lead product candidate APR-246 in combination with Azacitidine (AZA) in patients with TP53 mutant Myelodysplastic Syndromes (MDS) and Acute Myeloid Leukemia (AML) were both chosen for oral presentations at ASH. The titles of the oral presentations are:

•                  “Phase 2 Results of APR-246 and Azacitidine (AZA) in Patients with TP53 mutant Myelodysplastic Syndromes (MDS) and Oligoblastic Acute Myeloid Leukemia (AML)”; and

•                  “APR-246 combined with Azacitidine (AZA) in TP53 mutated myelodysplastic syndrome (MDS) and acute myeloid leukemia (AML).  A phase 2 study by Groupe Francophone des Myélodysplasies (GFM)”

The Company will host a Clinical Update Meeting and Webcast on December 9, 2019 at 12:00 PM ET.  This Clinical Update meeting will be webcast live and can be accessed from “Events Calendar” in the News and Events section of the Company’s website at https://ir.aprea.com/

Initial Public Offering

On October 7, 2019, Aprea completed its initial public offering (IPO) of 6,516,667 shares of its common stock at a price to the public of $15.00 per share, which included the exercise in full by the underwriters of their option to purchase an additional 850,000 shares of common stock.  The Company received gross proceeds, before deducting underwriting discounts and commissions and other offering expenses, of approximately $97.75 million.

Third Quarter Financial Results

•                  Cash and cash equivalents: As of September 30, 2019, prior to completing its IPO on October 7, 2019, Aprea had $52.3 million of cash and cash equivalents compared to $65.7 million of cash and cash equivalents as of December 31, 2018.  In October 2019, the Company completed the sale of 6,516,667 shares of common stock in an initial public offering resulting in gross proceeds of approximately $97.75 million.  The Company believes its cash and cash equivalents as of September 30, 2019 along with the proceeds received from its initial public offering will be sufficient to meet its current projected operating requirements into 2023.

•                  Research and Development (R&D) expenses: R&D expenses were $4.9 million for the quarter ended September 30, 2019, compared to $2.3 million for the comparable period in 2018. The increase in R&D expenses was primarily related to the advancement of the Company’s lead product candidate, APR-246. In Q1 2019 the Company commenced a pivotal Phase 3 clinical trial of APR-246 with azacitidine for frontline treatment of TP53 mutant MDS which is supported by two ongoing Phase 1b/2 investigator initiated trials, one in the U.S. and one in France, testing APR-246 with azacitidine as frontline treatment in TP53 mutant MDS and AML patients.

•                  General and Administrative (G&A) expenses: G&A expenses were $2.3 million for the quarter ended September 30, 2019, compared to $0.6 million for the comparable period in 2018.  The increase in G&A expenses was primarily due to increased professional fees of approximately $1.3 million associated with preparation for the Company’s IPO, which was completed in October 2019, as well as increased personnel costs of $0.3 million.

•                  Net loss:  Net loss was $6.2 million for the quarter ended September 30, 2019, compared to a net loss of $3.1 million for the quarter ended September 30, 2018.

About Aprea Therapeutics, Inc.

Aprea Therapeutics, Inc. is a biopharmaceutical company headquartered in Boston, Massachusetts with research facilities in Stockholm, Sweden, focused on developing and commercializing novel cancer therapeutics that reactivate mutant tumor suppressor protein, p53. The Company’s lead product candidate is APR-246, a small molecule in clinical development for hematologic malignancies, including myelodysplastic syndromes (MDS) and acute myeloid leukemia (AML).  For more information, please visit the company website at www.aprea.com.

The Company may use, and intends to use, its investor relations website at www.ir.aprea.com as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, related to our clinical trials, regulatory submissions and projected cash position. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties.  Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward looking statements are subject to risks and uncertainties including risks related to the success and timing of our clinical trials or other studies  and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Registration Statement on Form S-1 (File No. 333-233662) and our Quarterly Report on Form 10-Q.  For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Aprea Therapeutics

Corporate Contacts:

Scott M. Coiante

Sr. Vice President and Chief Financial Officer

617-463-9385

Gregory A. Korbel

Vice President of Business Development

617-463-9385

Aprea Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$52,334,102	$65,675,931
Deferred offering costs	4,070,690	—
Prepaid expenses and other current assets	339,814	322,146
Total current assets	56,744,606	65,998,077
Property and equipment, net	31,032	24,450
Right of use lease asset	560,318	—
Other noncurrent assets	102	111
Total assets	$57,336,058	$66,022,638
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,510,105	$1,739,337
Accrued expenses	5,847,364	3,128,772
Lease liability—current	226,852	—
Total current liabilities	9,584,321	4,868,109
Lease liability—noncurrent	358,404	—
Total liabilities	9,942,725	4,868,109
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, $0.001 par value; 612,446 shares issued and outstanding at September 30, 2019 and December 31, 2018 (liquidation preference of $6,483,044 at September 30, 2019)	6,483,044	6,483,044
Series B convertible preferred stock, $0.001 par value; 7,235,969 shares issued and outstanding at September 30, 2019 and December 31, 2018 (liquidation preference of $62,288,856 at September 30, 2019)	49,742,942	49,742,942
Series C convertible preferred stock, $0.001 par value; 5,179,877 and 4,712,698 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively (liquidation preference of $66,451,815 at September 30, 2019)	61,963,007	56,364,645
Total convertible preferred stock	118,188,993	112,590,631
Stockholders’ equity (deficit):
Common stock, par value $0.001 at September 30, 2019 and $0.11 at December 31, 2018; 1,181,733 and 1,155,366, shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	1,182	127,091
Additional paid-in capital	20,346,849	19,666,588
Accumulated other comprehensive loss	(13,688,166)	(8,761,325)
Accumulated deficit	(77,455,525)	(62,468,456)
Total stockholders’ deficit	(70,795,660)	(51,436,102)
Total liabilities, convertible preferred stock and stockholders’ deficit	$57,336,058	$66,022,638

Aprea Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating expenses:
Research and development	$4,910,409	$2,307,022	$12,908,679	$9,799,811
General and administrative	2,307,946	623,702	4,655,861	1,790,222
Total operating expenses	7,218,355	2,930,724	17,564,540	11,590,033
Other income (expense):
Interest expense	(6,098)	4	(13,537)	(184)
Foreign currency gain (loss)	975,034	(207,542)	2,591,008	741,616
Total other income (expense)	968,936	(207,538)	2,577,471	741,432
Net loss	$(6,249,419)	$(3,138,262)	$(14,987,069)	$(10,848,601)
Other comprehensive loss:
Foreign currency translation	(2,940,174)	65,800	(4,926,841)	(1,110,408)
Total comprehensive loss	(9,189,593)	(3,072,462)	(19,913,910)	(11,959,009)
Net loss per share attributable to common stockholders, basic and diluted	$(5.29)	$(2.72)	$(12.72)	$(9.40)
Weighted average basic and diluted shares of common stock outstanding	1,181,726	1,154,573	1,178,206	1,154,264